SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 7, 2011

COLOMBIA ENERGY RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-32735	87-0567033
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

One Embarcadero Center, Suite 500, San Francisco, CA	94901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 460-1165

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

Boavita Project

On October 7, 2011, our Colombian subsidiary entered into an agreement (the “Option Agreement”) with Americana de Minerales de Exploracion S.A.S. (“AMERALEX”) for the option to purchase all of the rights of AMERALEX in mining concession FFB-081 covering approximately 1,550 hectares (approximately 3,830 acres) located in the jurisdiction of the Municipalities of Boavita and La Uvita, Department of Boyacá, Republic of Colombia (the “Boavita Mining Concession”). Once INGEOMINAS approves the mining plan, we have up to 24 months to conduct exploration of the entire concession, evaluate and characterize the coal deposit, and exercise the option. The purchase price will be determined based upon the determination of proven and probable reserves using standard methodology.

We are obligated to pay a fixed amount upon approval of the mining plan. We are also obligated to pay an additional amount nine months after the first payment. Upon completion of the exploration work, and if we exercise the option to acquire the concession, we are obligated to pay a further amount. Beginning 30 months after the initial payment under the Agreement, we are obligated to make annual payments of an additional fixed amount; however, the total aggregate purchase price will be limited to the final calculation of proven and probable reserves, not to exceed a maximum aggregate agreed purchase price.

On December 27, 2011, we entered into an operations agreement with AMERALEX which allows for the immediate start of mining operations on the Boavita Mining Concession once INGEOMINAS, the Colombian state mining authority, approves the mining plan, which is expected to occur in February 2012. As compensation to AMERALEX for this right, we paid a fixed amount on the date the agreement was entered into and have agreed to pay an additional amount upon approval of the agreement by our company’s board of directors. We have also agreed to pay AMERALEX a royalty on monthly sales, a portion of which will be offset by the upfront payments. A press release announcing this agreement is included as an exhibit with this report.

Herrera Project

On February 2, 2012, our Colombian subsidiary entered into a contract with Dairo Ruben Herrera Perez and Ariel Salcedo Leal in connection with the assignment of mining concession contract FI7-081. The concession is adjacent to our Ruku Mining Complex which began production in December 2011 and is now producing approximately 1,800 tons per month, and will result in more efficient access to Ruku’s coal resources and ultimately, lower operating costs and improved safety. The concession has 17 hectares (42 acres) and metallurgical coal resources similar in quality to Ruku’s. Its permit, FI7-081, is currently in the construction or preoperative phase. Compensation for the property includes payments made at signing of the agreement and additional payments due upon governmental approval of the concession’s transfer to our Colombian subsidiary which we anticipate during the second quarter of 2012.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Otanche Project

On March 26, 2011, we filed a report on Form 8-K disclosing that we had entered into two contracts to acquire mining concessions which we designate as the Otanche Project. Since entering into the agreements we have conducted exploration drilling and sought governmental approvals for the project. While our drilling program continues, we received the last of the required approvals for and completed the acquisition of the concessions on January 12, 2012. The acquisition of these concessions did not constitute a business acquisition.

The first agreement between our Colombian subsidiary and the owners of the mining concession, Luis Albeiro Florez and Omega Energy Colombia, was for mining concession contract FCF – 142. Under the terms of the agreement, the sellers will retain a royalty per metric ton produced from the mining concession beginning two years after the assignment of the concession rights to our Colombian subsidiary, with a minimum royalty based upon 100,000 metric tons per year.

The second agreement between our Colombian subsidiary and Jesus Hernando Zarate Pinilla was for two mining concession contracts designated as ECB – 121 and EAU – 131. Under the terms of the agreement, the seller will retain a royalty per metric ton produced from the mining concession beginning two years after the assignment of the concession rights to our Colombia subsidiary, with a minimum royalty based upon 100,000 metric tons per year.

On December 16, 2008, the regional environmental authority for the area (CORPOBOYACA) formed a regional natural park called Las Quinchas which included a conservation area and a buffer zone. We recently were informed that certain limited portions of three mining concession contracts were included in the buffer areas and were erroneously made unavailable for mining. We are pursuing legal and other remedies with CORPOBOYACA and other governmental authorities to allow mining in the buffer zone or a revision in the buffer area. Management anticipates that this issue will be resolved favorably within three months.

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Ruku Mining Complex

On January 30, 2012, INGEOMINAS approved and we completed the acquisition of 70% of the rights associated with mining concession contract 010-91from Hawerd Cubides by our Colombian subsidiary. The transfer of the remaining concessions is pending approval from INGEOMINAS. The execution of the original agreement for the purchase of these concessions, known as the Ruku project, was previously disclosed under Item 1.01 in a report on Form 8-K filed by the Company with the Commission on August 26, 2011, and in a subsequent report on Form 8-K filed with the Commission on September 19, 2011. Historical financial statements of the business are required to be filed and pro forma financial information is required to be furnished pursuant to the requirements of Item 9.01(a) and (b) of Form 8-K. The Company is in the process of preparing the necessary financial statements and pro forma financial information and anticipates filing the required financial statements and furnishing the necessary pro forma financial information prior to the end of the first quarter of 2012.

Herrera Project

The acquisition of mining concession FI7-081 was completed on February 2, 2012. The disclosure in response to Item 1.01 above in connection with mining concession FI7-081 is incorporated in response to this item. A press release announcing the acquisition is included as an exhibit with this report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Boavita Project

The agreement with AMERALEX in connection with the Boavita project resulted in a direct financial obligation. The information in response to Item 1.01 above in regard to the option agreement is incorporated into this item.

Herrera Project

The agreement for the assignment of mining concession FI7-081 in connection with the Herrera project resulted in a direct financial obligation. The information in response to Item 1.01 above in regard to the assignment agreement is incorporated into this item.

Ruku Project

The agreement for the purchase of the Ruku working interests resulted in a direct financial obligation the amount of which is subject to the calculation of reserves as determined in the future. The information in response to Item 2.01 above in regard to the option agreement is incorporated into this item.

Item 9.01 Financial Statements and Exhibits.

(a)                 Financial statements of business acquired.

Audited financial statements required by this item for the completion of the Ruku acquisition described above are not included in this report and will be filed by amendment hereto.

(b)                 Pro forma financial information.

Pro forma financial information required by this item for the Ruku acquisition are not included in this report and will be filed by amendment hereto.

(d)                 Exhibits.

Item No.	Description
2.1	Total Assignment Contract of the Mining Rights Derived from the Mining Concession Contract FI7-081 dated February 2, 2012, for the Herrera project (confidential information has been redacted)
99.1	Press Release dated February 8, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Colombia Energy Resources, Inc.

Date: February 8, 2012	By:	/s/ James A. Flores
James A. Flores, Chief Financial Officer

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